UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2025
(Earliest Event Date requiring this Report: December 16, 2025)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Number 144-V, 10 Fairway Drive Suite 100
Deerfield Beach, Florida 33441
(Address of principal executive offices)

(954) 570-8889, ext. 313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 7.01 Regulation FD Disclosure. Capstone Companies, Inc., a Florida corporation, (“CAPC”) intends to routinely announce material information about CAPC to investors and the marketplace using the social media channel known as “X” (formerly, ‘Twitter’) at the URL:

https://x.com/CAPC_Capstone as well as in filings with the Commission and on the CAPC corporate website at URL: https://investors.capstonecompaniesinc.com/.

The information posted on the social media channel “X” is not incorporated by reference in this Current Report on Form 8-K or in any other report or document CAPC files with the SEC, unless expressly stated otherwise in a filing with the Commission. While not all of the information that CAPC posts to the CAPC Investor Relations website referenced above or on the social media account referenced above is material in nature, some information could be deemed to be material in nature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ Stewart Wallach

Stewart Wallach, Chairman of the Board of Directors

Dated: December 16, 2025